Exhibit 99

          Wayne Savings Bancshares, Inc. Announces Annual Meeting Date

      WOOSTER, Ohio, June 2 /PRNewswire-FirstCall/ -- Wayne Savings Bancshares, Inc. (Nasdaq: WAYN) announced today that its Annual Meeting of Stockholders will be held on July 24, 2003, at 10:00 a.m. Ohio Time, at the Greenbriar Conference Centre, 50 Riffel Road, Wooster, Ohio.

      The Annual Meeting of Stockholders is being held for the purposes of considering and voting on the election of two directors, the approval of the Company's 2003 Stock Option Plan, the approval of the Company's 2003 Recognition and Retention Plan, and the ratification of the appointment of its independent auditors. The record date for determining stockholders of record entitled to notice of the Annual Meeting and to vote is the close of business on June 13, 2003.

SOURCE  Wayne Savings Bancshares, Inc.
    -0-                             06/02/2003
    /CONTACT: Charles F. Finn, President and Chief Executive Officer of Wayne Savings Bancshares, Inc., +1-330-264-5767/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.waynesavings.com/
    (WAYN)

CO:  Wayne Savings Bancshares, Inc.
ST:  Ohio
IN:  FIN
SU: